UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 11, 2021, Nabors Industries Ltd. (the “Company”) distributed warrants (the “Warrants”) to purchase up to 4,989,747 of the Company’s common shares, par value $0.05 per share (the “Common Shares”) to the holders of record of outstanding Common Shares as of the close of business on June 4, 2021 (the “Distribution”). Each Warrant will entitle the holder thereof to purchase one Common Share at an initial exercise price of $166.66667 per Warrant, subject to certain adjustments. In addition, Warrants submitted for exercise may be eligible to receive up to an additional one-third Common Share pursuant to the terms and conditions set forth in the warrant agreement dated June 10, 2021.

In connection with the Distribution of the Warrants, the Company filed a prospectus supplement, dated June 11, 2021, pursuant to the Company’s existing effective shelf registration statement on Form S-3 dated April 5, 2021 registering the offer and sale of up to 4,989,747 Common Shares to be issued upon exercise of the Warrants under the Securities Act of 1933, as amended.

A copy of the validity opinion in respect of the Common Shares to be issued upon exercise of the Warrants is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Conyers Dill & Pearman Limited regarding the validity of the Shares.

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Date: June 11, 2021		Title: Corporate Secretary